UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
March 30, 2006
RES-CARE, INC.
(Exact Name of Registrant as specified in Charter)

Kentucky	0-20372	61-0875371
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10140 Linn Station Road, Louisville, Kentucky (Address of principal executive offices)	40223 (Zip code)
(502) 394-2100
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On March 30, 2006, Res-Care, Inc. elected William E. Brock as a member of the ResCare Board of Directors effective March 30, 2006. Mr. Brock is filling a board seat that has been vacant since August 2005 and was nominated for election at ResCare’s June 22, 2006 Annual Shareholders Meeting to serve the remainder of the vacant term through 2008. Mr. Brock has not been named to any committees of the Board of Directors at this time. A copy of the press release issued on March 31, 2006 to announce Mr. Brock’s election is included as Exhibit 99.1 to this report.
Item 8.01 Other Events
On March 24, 2006, ResCare completed its offer to exchange $1,000 principal amount of its new 7 3/4% Senior Notes due 2013 that are registered under the Securities Act of 1933, as amended, for each $1,000 principal amount of its outstanding unregistered 7 3/4% Senior Notes due 2013, as required under the terms of a registration rights agreement. ResCare accepted for exchange $150,000,000 aggregate principal amount of its old notes, representing 100% of the total outstanding old notes. The exchange agent for the exchange offer was Wells Fargo Bank, National Association.
Item 9.01 Financial Statements & Exhibits.

Exhibit Number	Description of Exhibit

99.1	Press release dated March 31, 2006

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RES-CARE, INC.

Date: April 3, 2006	By	/s/ Ronald G. Geary

Ronald G. Geary Chairman, CEO and President

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

99.1	Copy of press release issued by the Company on March 31, 2006.